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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CD Radio Inc. on Form S-3 (Registration No. 333-27387) of our report dated March 27, 1997, on our audits of the consolidated financial statements of CD Radio Inc. as of December 31, 1995 and 1996, for the years ended December 31, 1994, 1995, and 1996, and for the period May 17, 1990 (date of inception) to December 31, 1996, which report is included in the CD Radio Inc.
Annual Report on Form 10-K/A.



                                        Coopers & Lybrand L.L.P.


Rockville, Maryland
June 18, 1997